EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated July 25, 2018, with respect to the statement of condition including the related portfolio of Quality Municipal Income Trust, 20+ Year Series 200 (included in Invesco Unit Trusts, Municipal Series 1319) as of July 25, 2018, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-222025) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP

New York, New York
July 25, 2018